Exhibit 23 h (ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                         SHAREHOLDER SERVICES AGREEMENT

     THIS AGREEMENT made as of September 15, 2000, by and between Stratevest Funds, a Delaware business trust, on behalf of those investment companies listed on Exhibit 1, as may be amended from time to time, which have their principal office and place of business in Pittsburgh, Pennsylvania, and which have approved this form of Agreement (each a "Fund" and collectively the "Funds") and The Stratevest Group, N.A., a National Banking Association, having its principal place of business in Burlington, Vermont ("The Stratevest Group").

1. The Funds hereby appoint The Stratevest Group to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Services"). In addition to providing Services directly to shareholders of the Funds, The Stratevest Group is hereby appointed the Funds' agent to select, negotiate and subcontract for the performance of Services. The Stratevest Group hereby accepts such appointments. The Stratevest Group agrees to provide or cause to be provided Services which, in its best judgment (subject to supervision and control of the Funds' board of trustees ("Board")), are necessary or desirable for shareholders of the Funds. The Stratevest Group further agrees to provide the Funds, upon request, a written description of the Services which The Stratevest Group is providing hereunder.

2. During the term of this Agreement, each Fund will pay The Stratevest Group and The Stratevest Group agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated and accrued daily and payable monthly, up to 0.25% of 1% of average net assets of each Fund.

      For the payment period in which this Agreement becomes effective or terminates with respect to any Fund, there shall be an appropriate proration of the monthly fee on the basis of the number of days that this Agreement is in effect with respect to such Fund during the month.

3. This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year only if the form of this Agreement is approved at least annually by the Board of each Fund, including a majority of the members of the Fund's Board who are not interested persons of the Fund ("Independent Board Members") cast in person at a meeting called for that purpose.

4.    Notwithstanding paragraph 3, this Agreement may be terminated as follows:

      (a) at any time, without the payment of any penalty, by the vote of a majority of the Independent Board Members of any Fund or by a vote of a majority of the outstanding voting securities of any Fund as defined in the Investment Company Act of 1940 on sixty (60) days' written notice to the parties to this Agreement;

     (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940; and

      (c) by any party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

5. The Stratevest Group agrees to obtain any taxpayer identification number certification from each shareholder of the Funds to which it provides Services that is required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide each Fund or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

6. The Stratevest Group shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Stratevest Group shall be entitled to rely on and may act upon advice of counsel (who may be counsel for such Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, trustee, partner, employee or agent of The Stratevest Group, who may be or become a member of such Fund's Board, officer, employee or agent of any Fund, shall be deemed, when rendering services to such Fund or acting on any business of such Fund (other than services or business in connection with the duties of The Stratevest Group hereunder) to be rendering such services to or acting solely for such Fund and not as an officer, trustee, partner, employee or agent or one under the control or direction of The Stratevest Group even though paid by The Stratevest Group.

      This Section 6 shall survive termination of this Agreement.

7. This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge, or termination is sought.

8. The Stratevest Group is expressly put on notice of the limitation of liability set forth in the Stratevest Funds' declaration of trust and agrees that the obligations assumed by each Fund pursuant to this Agreement shall be limited to such Fund and its assets and that The Stratevest Group shall not seek satisfaction of any such obligations from such Fund's shareholders, Board, officers, employees, or agents.

9. The execution and delivery of this Agreement have been authorized by the board of directors of The Stratevest Group and signed by an authorized officer of The Stratevest Group, acting as such, and neither such authorization by such directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the directors or shareholders of The Stratevest Group, but bind only the property of The Stratevest Group.

10. Notices hereunder shall be in writing (including facsimile communication) and shall be duly given if delivered to any Fund at _________________________, Attention: ______________, and if delivered to
     The    Stratevest    Group   at    _________________________,    Attention:
     ______________.

11. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Sections 3 and 4 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Pennsylvania law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder. 12. This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts together shall constitute one instrument.

13. This Agreement shall not be assigned by any party without the prior written consent of The Stratevest Group in the case of assignment by any Fund, or of the Funds in the case of assignment by The Stratevest Group, except that any party may assign to a successor all of or a substantial portion of its business to a party controlling, controlled by, or under common control with such party. Nothing in this Section 14 shall prevent The Stratevest Group from delegating its responsibilities to another entity to the extent provided herein.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    Stratevest Funds (listed on Exhibit 1)


                                    By:    /S/ BETH S. BRODERICK
                                       --------------------------------
                                              Beth S. Broderick
                                              Vice President

:                                   The Stratevest Group, N.A.


                                    By:     /S/ STEVE EDDY
                                       --------------------------------
                                               Steve Eddy
                                                Vice President